Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTINUCARE CORPORATION REPORTS RESULTS
FOR THE YEAR ENDED FISCAL 2003

MIAMI, September 29, 2003 — Continucare Corporation (AMEX: CNU), a provider of outpatient healthcare and home health services through managed care, Medicare direct and fee for service arrangements, in the Florida market, reported results for its fiscal year ended June 30, 2003.

Fiscal 2003 Results

In Fiscal 2003, medical services revenue was $101,409,690, compared with $95,350,313 in Fiscal 2002. Income from operations in Fiscal 2003 was $663,287 compared with $818,727 in Fiscal 2002. Loss from continuing operations was $292,098, or $.01 per share in Fiscal 2003, compared with a loss of $3,159,989 or $.08 per share in Fiscal 2002.

Income from discontinued operations in Fiscal 2003 was $350,696, or $.01 per share, as compared to a loss of $486,399, or $.01 per share in Fiscal 2002. Discontinued operations consist of a group of independent physician contracts terminated effective January 1, 2003.

Net income in Fiscal 2003 was $58,598, or $.00 per share, compared with a net loss of $3,646,388 or $.09 per share in Fiscal 2002.

Results for Three Months Ended June 30, 2003

For the three months ended June 30, 2003, medical services revenue was $26,700,858 compared with $24,724,527 for the three months ended June 30, 2002. Income from operations for the three months ended June 30, 2003 was $786,088 compared with $1,458,873 for the three months ended June 30, 2002. Income from continuing operations for the three months ended June 30, 2003 was $518,633, or $.01 per share, compared with income from continuing operations for the three months ended June 30, 2003 of $1,067,485, or $.03 per share.

Income from discontinued operations for the three months ended June 30, 2003 was $305,712, or $.01 per share, as compared to a loss of $135,157, or $.01 per share for the three months ended June 30, 2002.

Net income for the three months ended June 30, 2003 was $824,345, or $.02 per share, compared with $932,328, or $.02 per share, for the three months ended June 30, 2002.

Spencer Angel, President and CEO of Continucare, commented, “In 2003, we focused on enhancing the prospects of our core business. We anticipate that 2004 will involve continued evaluation of our operational performance as well as fine tuning the core business model.”

About Continucare Corporation

Continucare Corporation, www.continucare.com, headquartered in Miami, Florida, is a holding company with subsidiaries engaged in the business of providing outpatient physician care and home healthcare services.

Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors and others are cautioned that forward-looking statements include risks and uncertainties, which may affect our business and prospects and cause actual results to differ materially from those set forth in the forward-looking statements. These factors include, without limitation, our ability to service our indebtedness and respond to capital needs, pricing pressures exerted on us by managed care organizations, the level of payment we receive from governmental programs and other third party payors, future legislation and changes in governmental regulations, general economic conditions and uncertainties generally associated with the health care business. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2003 and other filings with the SEC. We undertake no obligation to update or revise these forward-looking statements to reflect events or circumstances after the date hereof.

Contact:
     Continucare Corporation, Miami
     Spencer J. Angel
     305/350-7543
     spencer_angel@continucare.com

-tables to follow-

CONTINUCARE CORPORATION

CONSOLIDATED BALANCE SHEETS

	June 30,

	2003	2002

ASSETS
Current assets
Cash and cash equivalents	$160,743	$180,410
Certificates of deposit, current	101,258	100,813
Accounts receivable, net of allowance for doubtful accounts of $4,823,000 and $4,807,000, respectively	323,443	94,967
Other receivables	410,765	834,227
Due from Medicare, net	258,930	—
Due from HMOs, net of a liability for incurred but not reported medical claims expense of approximately $13,014,000 and $12,480,000, respectively	1,414,469	1,798,651
Prepaid expenses and other current assets	572,744	548,322

Total current assets	3,242,352	3,557,390
Certificates of deposit	30,000	60,000
Assets related to discontinued operations	—	6,646
Equipment, furniture and leasehold improvements, net	632,402	580,779
Goodwill, net of accumulated amortization of approximately $3,661,000,	14,663,392	14,663,392
Managed care contracts, net of accumulated amortization of approximately $1,717,000 and $1,364,000, respectively	1,793,431	2,146,243
Deferred financing costs, net of accumulated amortization of $3,562,000 and $2,985,000, respectively	518,382	435,375
Other assets, net	120,017	97,160
Total assets	$20,999,976	$21,546,985

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$683,488	$680,443
Accrued expenses	2,283,048	2,400,410
Liabilities related to discontinued operations, net	110,345	629,789
Credit Facility	2,315,000	2,315,000
Due to Medicare, net	—	350,991
Current portion of convertible subordinated notes payable	233,716	273,896
Current portion of long-term debt	2,640,943	4,375,329
Current portion of related party note payable	63,854	63,854
Accrued interest payable	51,754	10,708
Current portion of capital lease obligations	70,913	107,479

Total current liabilities	8,453,061	11,207,899
Deferred revenue	3,850,000	—
Capital lease obligations, less current portion	125,606	42,171
Convertible subordinated notes payable	4,122,751	4,356,468
Long-term debt, less current portion	1,341,947	3,597,122
Related party note payable, less current portion	997,333	1,061,186

Total liabilities	18,890,698	20,264,846
Commitments and contingencies
Shareholders’ equity
Common stock, $0.0001 par value: 100,000,000 shares authorized; 45,375,194 shares issued and 42,379,001 shares outstanding at June 30, 2003; and 42,630,794 shares issued and 39,634,601 shares outstanding at June 30, 2002	4,239	3,964
Additional paid-in capital	60,279,880	59,511,614
Accumulated deficit	(52,750,140)	(52,808,738)
Treasury stock (2,996,192 shares at June 30, 2003 and 2002)	(5,424,701)	(5,424,701)

Total shareholders’ equity	2,109,278	1,282,139
Total liabilities and shareholders’ equity	$20,999,976	$21,546,985

CONTINUCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

		For the Periods Ended June 30

	2003		2002(1)

	4th Quarter	Year to Date	4th Quarter	Year to Date

Medical services revenue, net	$26,700,858	$101,409,690	$24,724,527	$95,350,313
Other income	—	—	150,000	150,000

Subtotal	26,700,858	101,409,690	24,874,527	95,500,313
Expenses
Medical services:
Medical claims	19,296,643	74,046,265	16,816,730	69,340,067
Other	3,230,593	12,953,301	3,268,703	12,457,814

Total medical services	22,527,236	86,999,566	20,085,433	81,797,881
Payroll and employee benefits	1,301,775	6,070,398	1,352,807	5,312,498
Provision for bad debts	31,976	44,333	5,196	65,668
Professional fees	278,717	807,222	210,478	1,404,337
General and administrative	1,622,728	6,188,525	1,585,830	5,073,980
Depreciation and amortization	152,338	636,359	175,910	1,027,222

Subtotal	25,914,770	100,746,403	23,415,654	94,681,586

Income from operations	786,088	663,287	1,458,873	818,727
Other income (expense)
Interest income	1,500	6,647	2,688	36,124
Interest expense	(268,955)	(962,032)	(394,076)	(1,573,869)
Provision for Medicare settlement related to terminated operations	—	—	—	(2,440,971)
Income (loss) from continuing operations	518,633	(292,098)	1,067,485	(3,159,989)
Income (loss) from discontinued operations	305,712	350,696	(135,157)	(486,399)

Net income (loss)	$824,345	$58,598	$932,328	$(3,646,388)

Basic and diluted income (loss) per common share:
Income (loss) from continuing operations per common share	$.01	$(.01)	$.03	$(.08)
Income (loss) from discontinued operations per common share	.01	.01	(.01)	(.01)
Net income (loss) per common share	$.02	$—	$.02	$(.09)

(1)	These amounts have been adjusted to reflect the termination of certain lines of business as discontinued operations which are more fully discussed in Note 1—General of our Consolidated Financial Statements.

CONTINUCARE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended June 30,

	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$58,598	$(3,646,388)
(Income) loss from discontinued operations	(350,696)	486,399

Loss from continuing operations	(292,098)	(3,159,989)
Depreciation and amortization, including amortization of deferred loan costs	1,236,645	2,317,906
Provision for bad debts	44,333	65,668
Gain on disposal of property and equipment and release from asset related liabilities	500	(28,642)
Director compensation paid through the issuance of restricted common stock	123,000	—
Gain on early extinguishment of debt	—	—
Changes in assets and liabilities, excluding the effect of acquisitions and disposals:
Increase in accounts receivable	(272,809)	(79,503)
(Increase) decrease in prepaid expenses and other current assets	(24,422)	(242,061)
Decrease (increase) in other receivables	423,462	(70,590)
Increase in other assets	(29,629)	(6,641)
Decrease in accounts payable and accrued expenses	(114,317)	(399,151)
Decrease (increase) in Due from HMOs, net	384,182	(1,158,598)
Increase in due to/from Medicare, net	(137,695)	3,118,054
Increase (decrease) in accrued interest payable	41,046	(6,995)

Net cash provided by (used in) continuing operations	1,382,198	349,458
Net cash (used in) provided by discontinued operations	(84,189)	(97,865)

Net cash provided by (used in) operating activities	1,298,009	251,593
CASH FLOWS FROM INVESTING ACTIVITIES
Cash proceeds from disposal of property and equipment	500	—
Purchase of certificate of deposit	(70,000)	—
Proceeds from maturity of certificates of deposit	99,555	26,187
Property and equipment additions	(170,273)	(185,599)

Net cash (used in) provided by continuing operations	(140,218)	(159,412)
Net cash provided by discontinued operations	3,593	—
Net cash (used in) provided by investing activities	(136,625)	(159,412)

Continued on next page.

CONTINUCARE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

	For the Year Ended June 30,

	2003	2002

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on Convertible Subordinated Notes	(273,897)	(273,896)
Payments on Related Party Notes	(63,853)	(63,854)
Principal repayments under capital lease obligation	(112,256)	(106,251)
Payment of deferred financing costs	(15,000)	(15,000)
Repayment of Term and Revolving Notes	—	—
Net increase in Credit Facility	—	1,815,000
Advances from HMOs	75,000	—
Payments on advances from HMOs	(75,000)	(450,000)
Third party assumption of capital lease obligation	(1,789)	—
Repayments to Medicare per agreement	(632,750)	(770,746)

Net cash (used in) provided by continuing operations	(1,099,545)	135,253
Net cash used in discontinued operations	(81,506)	(418,494)

Net cash used in financing activities	(1,181,051)	(283,241)
Net decrease in cash and cash equivalents	(19,667)	(191,060)
Cash and cash equivalents at beginning of fiscal year	180,410	371,470

Cash and cash equivalents at end of fiscal year	$160,743	$180,410
SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Stock issued for deferred financing costs	$645,541	$—

Stock issued as final consideration for a prior business combination	$—	$18

Repayment plans issued for refunds due to Medicare for overpayments	$694,800	$3,267,108

Medicare repayment plan canceled due to settlement of cost report reopening	$222,574	$—
Purchase of furniture and fixtures with proceeds of capital lease obligations	$167,258	$48,784
Cash paid for interest	$325,337	$266,945